Exhibit 99.1

Intralinks Announces Changes to Executive Management Team

Expects to exceed prior revenue guidance for second quarter

New York, NY, 30 June 2015 – Intralinks® Holdings, Inc. (NYSE:IL), a leading global provider of secure enterprise content collaboration solutions, today announced changes to its executive management team.

Intralinks has appointed Chris Lafond as its new executive vice president and chief financial officer. Mr. Lafond is succeeding Derek Irwin, who has left the company to pursue other opportunities. Mr. Lafond is an experienced executive leader who most recently was EVP and chief financial officer at Gartner, Inc., the multinational, NYSE-listed information technology research firm. During his decade long tenure as CFO at Gartner, Mr. Lafond led the development and execution of a financial strategy that contributed to consistent double-digit revenue growth, margin expansion and improved cash flow. In his new role, Mr. Lafond will oversee Intralinks’ global financial and IT operations, which will enable him to further enhance our operational leverage and continue to drive shareholder value.

In addition, Rainer Gawlick, EVP of global sales, will be leaving Intralinks to pursue another opportunity. Intralinks president and CEO Ron Hovsepian will serve as interim head of global sales while the company completes a replacement search.

“I am delighted to welcome Chris to the Intralinks management team. His extensive experience and leadership will further enhance our ability to execute on our go-to-market strategy and achieve our long-term growth and profitability goals. I’d also like to thank Derek and Rainer for their contributions to Intralinks’ success and wish them well in their future endeavors,” said Ron Hovsepian, president and CEO of Intralinks.

Business Outlook and Guidance:

Based on information available as of June 30, 2015, Intralinks expects to exceed its revenue guidance for the second quarter of 2015 and is reaffirming its full year 2015 revenue and profitability guidance, as discussed in the company’s May 6, 2015 earnings call.

About Intralinks

Intralinks Holdings, Inc. (NYSE: IL) is a leading, global technology provider of secure enterprise content collaboration solutions. Through innovative Software-as-a-Service solutions, Intralinks software is designed to enable the exchange, control and management of information between organizations securely and compliantly when working through the firewall. More than 3.1 million professionals at 99% of the Fortune 1000 companies have depended on Intralinks' experience. With a track record of enabling high-stakes transactions and business collaborations valued at more than $28.1 trillion, Intralinks is a trusted provider of easy-to-use, enterprise strength, cloud-based collaboration solutions. For more information, visit www.intralinks.com.

Forward Looking Statements

The forward-looking statements contained in this press release are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  Forward-looking statements are express or implied statements that are not based on historical information and include, among other things, statements concerning Intralinks’ plans, intentions, expectations, projections, hopes, beliefs, objectives, goals and strategies.  These statements are neither promises nor guarantees, but are subject to a variety of risks and uncertainties, many of which are beyond our control and could cause actual results to differ materially from those contemplated in these forward-looking statements. Accordingly, there can be no assurance that the results or commitments expressed, projected or implied by any forward-looking statements will be achieved, and readers are cautioned not to place undue reliance on any forward-looking statements. The forward-looking statements in this press release speak only as of the date hereof.  As such, Intralinks undertakes no obligation to update or revise the information contained in this press release, whether as a result of new information, future events or circumstances or otherwise. For a detailed list of the factors and risks that could affect Intralinks’ financial results, please refer to Intralinks public filings with the Securities and Exchange Commission from time to time, including its Annual Report on Form 10-K for the year-ended December 31, 2014, and subsequent quarterly reports.

Trademarks and Copyright

“Intralinks” and the Intralinks’ stylized logo are the registered trademarks of Intralinks, Inc. This press release may also refer to trade names and trademarks of other organizations without reference to their status as registered trademarks. © 2015 Intralinks, Inc.

Media Contact

Ian Bruce

Intralinks Holdings, Inc.

508-574-2016

ibruce@intralinks.com

Investor Contact

David Roy

Intralinks Holdings, Inc.

212-342-7690

droy@intralinks.com